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Exhibit 10.1

EXECUTION COPY

COMMON STOCK PURCHASE AGREEMENT

        COMMON STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of May 22, 2002, by and between A.D.A.M.,  INC., a Georgia corporation (the "Company"), and FUSION CAPITAL FUND II, LLC, an Illinois limited liability company (the "Buyer"). Capitalized terms used herein and not otherwise defined herein are defined in Section 10 hereof.

WHEREAS:

        Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, up to twelve Million Dollars ($12,000,000) of the Company's common stock, par value $0.01 per share (the "Common Stock"). The shares of Common Stock to be purchased hereunder are referred to herein as the "Purchase Shares."

        NOW THEREFORE, the Company and the Buyer hereby agree as follows:

  1.    PURCHASE OF COMMON STOCK.

        Subject to the terms and conditions set forth in Sections 6, 7 and 9 below, the Company hereby agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from the Company, shares of Common Stock as follows:

        (a)    Commencement of Purchases of Common Stock.    The purchase and sale of Common Stock hereunder shall commence (the "Commencement") within five (5) Trading Days following the date of satisfaction (or waiver) of the conditions to the Commencement set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and Buyer) (the date of such Commencement, the "Commencement Date").

        (b)    Buyer's Purchase Rights and Obligations.    Subject to the Company's right to suspend purchases under Section 1(d)(ii) hereof, the Buyer shall purchase shares of Common Stock on each Trading Day during each Monthly Period equal to the Daily Base Amount at the Purchase Price. Within one (1) Trading Day of receipt of Purchase Shares, the Buyer shall pay to the Company an amount equal to the Purchase Amount with respect to such Purchase Shares as full payment for the purchase of the Purchase Shares so received. The Company shall not issue any fraction of a share of Common Stock upon any purchase. All shares of Common Stock (including fractions thereof) issuable upon a purchase under this Agreement shall be aggregated for purposes of determining whether the purchase would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America by check or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Trading Day, the same shall instead be due on the next succeeding day which is a Trading Day.

        (c)    Company's Right to Decrease or Increase the Daily Base Amount.

          (i)    Company's Right to Decrease the Daily Base Amount.    The Company shall always have the right at any time to decrease the amount of the Daily Base Amount by delivering written notice (a "Daily Base Amount Decrease Notice") to the Buyer which notice shall specify the new Daily Base Amount. The decrease in the Daily Base Amount shall become effective one Trading Day after receipt by the Buyer of the Daily Base Amount Decrease Notice. Any purchases by the Buyer which have a Purchase Date on or prior to the first (1st) Trading Day after receipt by the Buyer of a Daily Base Amount Decrease Notice must be honored by the Company as otherwise provided herein. The decrease in the Daily Base Amount shall remain in effect until the Company delivers to the Buyer a Daily Base Amount Increase Notice (as defined below).

          (ii)    Company's Right to Increase the Daily Base Amount.    The Company shall always have the right at any time to increase the amount of the Daily Base Amount up to the Original Daily Base Amount by delivering written notice to the Buyer stating the new amount of the Daily Base Amount (a "Daily Base Amount Increase Notice"). If the Closing Sale Price of the Common Stock on each of the five (5) consecutive Trading Days immediately prior to a Daily Base Amount Increase Notice is at least $7.00, the Company shall have the right to deliver a Daily Base Amount Increase Notice which increases the amount of the Daily Base Amount to any amount above the Original Daily Base Amount. A Daily Base Amount Increase Notice shall be effective ten (10) Trading Days after receipt by the Buyer. Such increase in the amount of the Daily Base Amount shall continue in effect until the delivery to the Buyer of a Daily Base Amount Decrease Notice. Notwithstanding anything to the contrary, if the Daily Base Amount then in effect or proposed to be in effect is greater than the Original Daily Base Amount and the Sale Price of the Common Stock during any Trading Day is less than $7.00, the amount of the Daily Base Amount shall be the Original Daily Base Amount or such lesser amount as specified by the Company in a Daily Base Amount Decrease Notice and any of the Buyer's obligations to purchase shares of Common Stock in excess of the Original Daily Base Amount shall be terminated. Thereafter, the Company shall again have the right to increase the amount of the Daily Base Amount to any amount above the Original Daily Base Amount only if the Closing Sale Price of the Common Stock is at least $7.00 on each of five (5) consecutive Trading Days.

        (d)    Limitations on Purchases.

          (i)    Limitation on Beneficial Ownership.    The Company shall not effect any sale under this Agreement and the Buyer shall not have the right to purchase shares of Common Stock under this Agreement to the extent that after giving effect to such purchase the Buyer together with its affiliates would beneficially own in excess of 4.9% of the outstanding shares of the Common Stock following such purchase. For purposes hereof, the number of shares of Common Stock beneficially owned by the Buyer and its affiliates or acquired by the Buyer and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable in connection with a purchase under this Agreement with respect to which the determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (1) a purchase of the remaining Available Amount which has not been submitted for purchase, and (2) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Buyer and its affiliates. If the 4.9% limitation is ever reached the Company shall have the option to increase such limitation to 9.9% by delivery of written notice to the Buyer. Thereafter, if the 9.9% limitation is ever reached this shall not effect or limit the Buyer's obligation to purchase the Daily Base Amount as otherwise provided in this Agreement. For purposes of this Section, in determining the number of outstanding shares of Common Stock, the Buyer may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other written communication by the Company or its Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the reasonable written or oral request of the Buyer, the Company shall promptly confirm orally and in writing to the Buyer the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any purchases under this Agreement by the Buyer since the date as of which such number of outstanding shares of Common Stock was reported. Except as otherwise set forth herein, for purposes of this Section 1(d)(i), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

          (ii)    Company's Right to Suspend Purchases.    The Company may, at any time, give written notice (a "Purchase Suspension Notice") to the Buyer suspending purchases of Purchase Shares by the Buyer under this Agreement. The Purchase Suspension Notice shall be effective only for purchases that have a Purchase Date later than one (1) Trading Day after receipt of the Purchase Suspension Notice by the Buyer. Any purchase by the Buyer that has a Purchase Date on or prior to the first (1st) Trading Day after receipt by the Buyer of a Purchase Suspension Notice from the Company must be honored by the Company as otherwise provided herein. Such purchase suspension shall continue in effect until a revocation in writing by the Company, at its sole discretion. So long as a Purchase Suspension Notice is in effect, the Buyer shall not be obligated to purchase any Purchase Shares from the Company under Section 1 of this Agreement.

          (iii)    Purchase Price Floor.    The Buyer shall not have the right or the obligation to purchase any Purchase Shares under this Agreement in the event that the Purchase Price for any purchases of Purchase Shares would be less than the Floor Price.

        (e)    Records of Purchases.    The Buyer and the Company shall each maintain records showing the remaining Available Amount at any give time and the dates and Purchase Amounts for each purchase or shall use such other method, reasonably satisfactory to the Buyer and the Company.

        (f)    Taxes.    The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyer made under of this Agreement.

        (g)    Compliance with Principal Market Rules.    The Purchase Price for any purchases of Purchase Shares under this Agreement shall not be less than the Floor Price. The Floor Price is $1.70 which is the greater of: (x) the Market Price and (y) the book value per share of Common Stock as of May 1, 2002. "Market Price" shall mean $1.70, the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of this Agreement. The Company shall not be required or permitted to issue any shares of Common Stock under this Agreement if such issuance would breach the Company's obligations under the rules or regulations of the Principal Market.

  2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

        The Buyer represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

        (a)    Investment Purpose.    The Buyer is entering into this Agreement and acquiring the Commitment Shares, (as defined in Section 4(f) hereof) (this Agreement and the Commitment Shares are collectively referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

        (b)    Accredited Investor Status.    The Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

        (c)    Reliance on Exemptions.    The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

        (d)    Information.    The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof). The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

        (e)    No Governmental Review.    The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

        (f)    Transfer or Resale.    The Buyer understands that except as provided in the Registration Rights Agreement (as defined in Section 6(a) hereof): (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

        (g)    Validity; Enforcement.    This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

        (h)    Residency.    The Buyer is a resident of the State of Illinois.

        (i)    No Prior Short Selling.    The Buyer represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Buyer, its agents, associates, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b-3 of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

  3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to the Buyer that as of the date hereof and as of the Commencement Date:

        (a)    Organization and Qualification.    The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3(b) hereof). The Company has no Subsidiaries except as set forth on Schedule 3(a).

        (b)    Authorization; Enforcement; Validity.    (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement (as defined in Section 6(a) hereof) and each of the other agreements entered into by the parties on the Commencement Date and attached hereto as exhibits to this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Board of Directors of the Company has approved the resolution (the "Signing Resolutions") set forth as Exhibit D-1 attached hereto to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplement in any respect other than by the resolutions set forth in Exhibit D-2 attached hereto regarding the registration statement referred to in Section 4 hereof. The Company has delivered to the Buyer a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company. No other approvals or consents of the Company's Board of Directors and/or shareholders is necessary under applicable laws and the Company's Articles of Incorporation and/or Bylaws to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares

        (c)    Capitalization.    As of the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which as of the date hereof, 7,564,284 shares are issued and outstanding, none are held as treasury shares, 6,000,000 shares are reserved for issuance pursuant to the Company's stock option plans of which only approximately 2,166,949 shares remain available and 85,000 shares are issuable and reserved for issuance pursuant to securities (other than stock options issued pursuant to the Company's stock option plans) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 10,000,000 shares of Preferred Stock, with no par value, of which as of the date hereof, no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and copies of any documents containing the material rights of the holders thereof in respect thereto.

        (d)    Issuance of Securities.    The Commitment Shares have been duly authorized and, upon issuance in accordance with the terms hereof, the Commitment Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. 1,352,100 shares of Common Stock have been duly authorized and reserved for issuance upon purchase under this Agreement. Upon issuance and payment therefore in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

        (e)    No Conflicts.    Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively. Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act or applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as listed in Schedule 3(e), since January 1, 2001, the Company has not received nor delivered any notices or correspondence from or to the Principal Market. The Principal Market has not commenced any delisting proceedings against the Company.

        (f)    SEC Documents; Financial Statements.    Except as disclosed in Schedule 3(f), since January 1, 2001, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as listed in Schedule 3(f), the Company has received no notices or correspondence from the SEC since January 1, 2001. The SEC has not commenced any enforcement proceedings against the Company or any of its subsidiaries.

        (g)    Absence of Certain Changes.    Except as disclosed in Schedule 3(g), since December 31, 2001, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

        (h)    Absence of Litigation.    There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the

Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect. A description of each action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body which, as of the date of this Agreement, is pending or threatened in writing against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, is set forth in Schedule 3(h).

        (i)    Acknowledgment Regarding Buyer's Status.    The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer's purchase of the Securities. The Company further represents to the Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

        (j)    No General Solicitation.    Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

        (k)    Dilutive Effect.    The Company understands and acknowledges that the number of Purchase Shares purchasable under this Agreement is not fixed and will vary depending on the Purchase Price at which such shares are purchased. The Company further acknowledges that its obligation to issue Purchase Shares under this Agreement in accordance with the terms and conditions hereof is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

        (l)    Intellectual Property Rights.    The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(l), none of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(l), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

        (m)    Environmental Laws.    The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        (n)    Title.    The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(n) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

        (o)    Insurance.    The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

        (p)    Regulatory Permits.    The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

        (q)    Tax Status.    The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

        (r)    Transactions With Affiliates.    Except as set forth on Schedule 3(r) and other than the grant or exercise of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has an interest or is an officer, director, trustee or partner.

        (s)    Application of Takeover Protections.    The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities.

        (t)    Foreign Corrupt Practices.    Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

  4.    COVENANTS.

        (a)    Filing of Registration Statement.    The Company shall on or before May 31, 2002, file a new registration statement covering the sale of the Commitment Shares and at least 1,352,100 Purchase Shares. The Buyer and its counsel shall have a reasonable opportunity to review and comment upon such registration statement or amendment to such registration statement and any related prospectus prior to its filing with the SEC. Buyer shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its best efforts to have such registration statement or amendment declared effective by the SEC at the earliest possible date.

        (b)    Blue Sky.    The Company shall, on or before the Commencement Date, take such action, if any, as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Commitment Shares and the Purchase Shares for sale to the Buyer pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to the Commencement Date. The Company shall make all filings and reports relating to the offer and sale of the Commitment Shares and the Purchase Shares required under applicable securities or "Blue Sky" laws of the states of the United States prior to the Commencement Date.

        (c)    No Variable Priced Financing.    Other than pursuant to this Agreement, the Company agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement (as provided in Section 11(k) hereof), neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Buyer, contract for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) which, in any case (i) are convertible into or exchangeable for an indeterminate number of shares of common stock, (ii) are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock, (iii) directly or indirectly provide for any "re-set" or adjustment of the purchase price, conversion rate or exercise price after the issuance of the security, or (iv) contain any "make-whole" provision based upon, directly or indirectly, the market price of the Common Stock after the issuance of the security, in each case, other than reasonable and customary anti-dilution adjustments for issuance of shares of Common Stock at a price which is below the market price of the Common Stock.

        (d)    Listing.    The Company shall promptly secure the listing of all of the Purchase Shares and Commitment Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Trading Day, provide to the Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

        (e)    Limitation on Short Sales and Hedging Transactions.    The Buyer agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11(k), the Buyer and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b-3 of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

        (f)    Issuance of Commitment Shares; Limitation on Sales of Commitment Shares.    Immediately upon the execution of this Agreement, the Company shall issue to the Buyer 160,000 shares of Common Stock (the "Commitment Shares"). The Commitment Shares shall be issued in certificated form and (subject to Section 5 hereof) shall bear the following restrictive legend:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

        The Buyer agrees that the Buyer shall not transfer or sell the Commitment Shares until the earlier of 240 Trading Days (12 Monthly Periods) from the date hereof or date on which this Agreement has been terminated, provided, however, that such restrictions shall not apply: (i) in connection with any transfers to or among affiliates (as defined in the 1934 Act), (ii) in connection with any pledge in connection with a bona fide loan or margin account, or (iii) if an Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default, including any failure by the Company to timely issue Purchase Shares under this Agreement. Notwithstanding the forgoing, the Buyer may transfer Commitment Shares to a third party in order to settle a sale made by the Buyer where the Buyer reasonably expects the Company to deliver Purchase Shares to the Buyer under this Agreement so long as the Buyer maintains ownership of the same overall number of shares of Common Stock by "replacing" the Commitment Shares so transferred with Purchase Shares when the Purchase Shares are actually issued by the Company to the Buyer.

        (g)    Due Diligence.    The Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer's due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of the other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

  5.    TRANSFER AGENT INSTRUCTIONS.

        Immediately upon the execution of this Agreement, the Company shall deliver to the Transfer Agent a letter in the form as set forth as Exhibit F attached hereto with respect to the issuance of the Commitment Shares. On the Commencement Date, the Company shall cause any restrictive legend on the Commitment Shares to be removed and all of the Purchase Shares to be issued under this Agreement shall be issued without any restrictive legend. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Purchase Shares in the name of the Buyer for the Purchase Shares (the "Irrevocable Transfer Agent Instructions"). The Company warrants to the Buyer that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to the Transfer Agent with respect to the Purchase Shares and that the Commitment Shares and the Purchase Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement subject to the provisions of Section 4(f) in the case of the Commitment Shares.

  6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO COMMENCE SALES OF SHARES OF COMMON STOCK.

        The obligation of the Company hereunder to commence sales of the Purchase Shares is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that sales begin) and once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred; provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

        (a)  The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company including the Registration Rights Agreement substantially in the form of Exhibit A hereto (the "Registration Rights Agreement").

        (b)  Subject to the Company's compliance with Section 4(a), a registration statement covering the sale of all of the Commitment Shares and at least 1,352,100 Purchase Shares shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the Registration Statement shall be pending or, to the Company's knowledge, threatened by the SEC.

        (c)  The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Commencement Date.

  7.    CONDITIONS TO THE BUYER'S OBLIGATION TO COMMENCE PURCHASES OF SHARES OF COMMON STOCK.

        The obligation of the Buyer to commence purchases of Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that sales begin) and once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred; provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

        (a)  The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer including the Registration Rights Agreement substantially in the form of Exhibit A hereto.

        (b)  The Company shall have issued to the Buyer the Commitment Shares and shall have removed the restrictive transfer legend from the certificate representing the Commitment Shares.

        (c)  The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market and the Purchase Shares and the Commitment Shares shall be approved for listing upon the Principal Market.

        (d)  The Buyer shall have received the opinions of the Company's legal counsel dated as of the Commencement Date substantially in the form of Exhibit B attached hereto.

        (e)  The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Buyer shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit C.

        (f)    The Board of Directors of the Company shall have adopted resolutions in the form attached hereto as Exhibit D which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date.

        (g)  As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting purchases of Purchase Shares hereunder, at least 1,352,100 shares of Common Stock.

        (h)  The Irrevocable Transfer Agent Instructions, in form acceptable to the Buyer shall have been delivered to and acknowledged in writing by the Company and the Company's Transfer Agent.

        (i)    The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Georgia issued by the Secretary of State of the State of Georgia as of a date within ten (10) Trading Days of the Commencement Date.

        (j)    The Company shall have delivered to the Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Georgia within ten (10) Trading Days of the Commencement Date.

        (k)  The Company shall have delivered to the Buyer a secretary's certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit E.

        (l)    A registration statement covering the sale of all of the Commitment Shares and at least 1,352,100 Purchase Shares shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the registration statement shall be pending or, to the Company's knowledge, threatened by the SEC. The Company shall have prepared and delivered to the Buyer a final form of prospectus to be used by the Buyer in connection with any sales of any Commitment Shares or any Purchase Shares. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment Shares and the Purchase Shares pursuant to this Agreement in compliance with such laws.

        (m)  No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred.

        (n)  On or prior to the Commencement Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Buyer, in order to render inapplicable any control share acquisition, business combination, shareholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities.

  8.    INDEMNIFICATION.

        In consideration of the Buyer's execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

  9.    EVENTS OF DEFAULT.

        An "Event of Default" shall be deemed to have occurred at any time as any of the following events occurs:

        (a)  while any registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Buyer for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) Trading Days in any 365-day period;

        (b)  the suspension from trading or failure of the Common Stock to be listed on the Principal Market for a period of three (3) consecutive Trading Days;

        (c)  the delisting of the Company's Common Stock from the Principal Market, provided that the Company's Common Stock is not immediately thereafter trading on the New York Stock Exchange, American Stock Exchange, or NASDAQ SmallCap Market;

        (d)  the failure for any reason by the Transfer Agent to issue Purchase Shares to the Buyer within five (5) Trading Days after the applicable Purchase Date which the Buyer is entitled to receive;

        (e)  if at any time after the Commencement Date, the "Exchange Cap" is reached (the "Exchange Cap" shall be deemed to be reached at such time if, upon submission of a Purchase Notice under this Agreement, the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue under this Agreement without breaching the Company's obligations under the rules or regulations of the Principal Market);

        (f)    the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least ten (10) Trading Days;

        (g)  any payment default under any contract whatsoever or any acceleration prior to maturity of any mortgage, indenture, contract or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, which, with respect to any such payment default or acceleration prior to maturity, is in excess of $1,000,000;

        (h)  if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

        (i)    if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, (E) becomes insolvent, or (F) is generally unable to pay its debts as the same become due; or

        (j)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary.

In addition to any other rights and remedies under applicable law and this Agreement, including the Buyer termination rights under Section 11(k) hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, or so long as the Purchase Price is below the Purchase Price Floor, the Buyer shall not be obligated to purchase any shares of Common Stock under this Agreement. If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(h), 9(i) and 9(j) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under Section 11(k)(i) shall affect the Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

  10.    CERTAIN DEFINED TERMS.

        For purposes of this Agreement, the following terms shall have the following meanings:

        (a)  "1933 Act" means the Securities Act of 1933, as amended.

        (b)  "Available Amount" means initially Twelve Million Dollars ($12,000,000) in the aggregate which amount shall be reduced by the Purchase Amount each time the Buyer purchases shares of Common Stock pursuant to Section 1 hereof.

        (c)  "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

        (d)  "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg.

        (e)  "Confidential Information" means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) business days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

        (f)    "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        (g)  "Daily Base Amount" means initially Fifteen Thousand Dollars ($15,000) per Trading Day, which amount may be increased or decreased from time to time pursuant to Section 1(c) hereof.

        (h)  "Floor Price" means initially $1.70. The Company may at any time give written notice (a "Floor Price Notice") to the Buyer increasing or decreasing the Floor Price. The Floor Price Notice shall be effective only for purchases that have a Purchase Date later than one (1) Trading Day after receipt of the Floor Price Notice by the Buyer. Any purchase by the Buyer that has a Purchase Date on or prior to the first Trading Day after receipt of a Floor Price Notice from the Company must be honored by the Company as otherwise provided herein except that in no case shall the Floor Price be less than $1.00 without the prior written consent of the Buyer. No matter what the circumstances, the Company shall not be required or permitted to issue any shares of Common Stock under this Agreement if such issuance would breach the Company's obligations under the rules or regulations of the Principal Market. It is the express intent of the parties hereto that this agreement be in compliance with the rules and regulations of the Principal Market in all respects and it be interpreted accordingly. In this respect, the Company shall not effect any sales of Purchase Shares under this Agreement and the Buyer shall not have the right nor the obligation to purchase any Purchase Shares under this Agreement, to the extent that after giving effect to such sale and purchase the Exchange Cap shall be deemed to have been reached. The Exchange Cap shall be deemed to have been reached at such time if, upon submission of a Purchase Notice under this Agreement, the issuance of such Purchase Shares would exceed that number of shares of Common Stock which the Company may issue under this Agreement without breaching the Company's obligations under the rules or regulations of the Principal Market. In particular, if at any time prior to the shareholders of the Company approving the transaction contemplated by this Agreement, the Company elects to reduce the Floor Price below $1.70, then in order to be in compliance with the rules or regulations of the Principal Market, the Company shall be prohibited from, at any time prior to the shareholders of the Company approving the transaction contemplated by this Agreement, issuing more than 1,352,100 Purchase Shares to the Buyer hereunder (19.99% of the outstanding shares as of the date hereof less 160,000 Commitment Shares). The Company may, but shall be under no obligation to, request its shareholders to approve the transaction contemplated by this Agreement.

        (i)    "Maturity Date" means the date that is 800 Trading Days (40 Monthly Periods) from the Commencement Date.

        (j)    "Monthly Base Amount" means Three Hundred Thousand Dollars ($300,000) per Monthly Period.

        (k)  "Monthly Period" means each successive 20 Trading Day period commencing with the Commencement Date.

        (l)    "Original Daily Base Amount" means Fifteen Thousand Dollars ($15,000) per Trading Day.

        (m)  "Person" means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

        (n)  "Principal Market" means the Nasdaq National Market.

        (o)  "Purchase Amount" means the portion of the Available Amount to be purchased by the Buyer pursuant to Section 1 hereof.

        (p)  "Purchase Date" means the actual date that the Buyer is to buy Purchase Shares pursuant to Section 1 hereof.

        (q)  "Purchase Price" means, as of any date of determination the lower of the (A) the lowest Sale Price of the Common Stock on such date of determination and (B) the arithmetic average of the two (2) lowest Closing Sale Prices for the Common Stock during the ten (10) consecutive Trading Days ending on the Trading Day immediately preceding such date of determination (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction).

        (r)  "Sale Price" means, for any security as of any date, any trade price for such security on the Principal Market as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg.

        (s)  "SEC" means the United States Securities and Exchange Commission.

        (t)    "Transfer Agent" means the transfer agent of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

        (u)  "Trading Day" means any day on which the Principal Market is open for customary trading.

  11.    MISCELLANEOUS.

        (a)    Governing Law; Jurisdiction; Jury Trial.    The corporate laws of the State of Georgia shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

        (b)    Counterparts.    This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

        (c)    Headings.    The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

        (d)    Severability.    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        (e)    Entire Agreement; Amendments.    This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

        (f)    Notices.    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

    A.D.A.M., Inc
    1600 RiverEdge Parkway, Suite 800
    Atlanta, Georgia 30328
    Telephone: 770-541-5003
    Facsimile: 770-989-4970
    Attention: Robert S. Cramer Jr.

        With a copy to:

    Smith, Gambrell & Russell, LLP
    1230 Peachtree Street, N.E., Suite 3100
    Atlanta, Georgia 30309-3592
    Telephone: 404-815-3623
    Facsimile: 404-685-6923
    Attention: Richard G. Greenstein

        If to the Buyer:

    Fusion Capital Fund II, LLC
    222 Merchandise Mart Plaza, Suite 9-112
    Chicago, Illinois 60654
    Telephone: 312-644-6644
    Facsimile: 312-644-6244
    Attention: Steven G. Martin

        If to the Transfer Agent:

    American Stock Transfer
    59 Maiden Lane
    New York, New York 10038
    Telephone: 718-921-8198
    Facsimile: 718-921-8326
    Attention: Isaac Freilich

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

        (g)    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation. The Buyer may not assign its rights or obligations under this Agreement.

        (h)    No Third Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        (i)    Publicity.    The Buyer shall have the right to approve before issuance any press releases or any other public disclosure (including any filings with the SEC) with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

        (j)    Further Assurances.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        (k)    Termination.    This Agreement may be terminated only as follows:

            (i)  By the Buyer any time an Event of Default exists without any liability or payment to the Company. However, if pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(h), 9(i) and 9(j) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under this Section 11(k)(i) shall affect the Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

          (ii)  In the event that the Commencement shall not have occurred, the Company shall have the option to terminate this Agreement for any reason or for no reason without liability of any party to any other party.

          (iii)  In the event that the Commencement shall not have occurred on or before August 31, 2002, due to the failure to satisfy the conditions set forth in Sections 6 and 7 above with respect to the Commencement (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party.

          (iv)  If by the Maturity Date (including any extension thereof by the Company pursuant to Section 10(g) hereof), for any reason or for no reason the full Available Amount under this Agreement has not been purchased as provided for in Section 1 of this Agreement, by the Buyer without any liability or payment to the Company.

          (v)  At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a "Company Termination Notice") to the Buyer electing to terminate this Agreement without any liability or payment to the Buyer. The Company Termination Notice shall not be effective until one (1) Trading Day after it has been received by the Buyer.

          (vi)  This Agreement shall automatically terminate on the date that the Company sells and the Buyer purchases Twelve Million Dollars ($12,000,000) as provided herein, without any action or notice on the part of any party.

Except as set forth in Sections 11(k)(i) (in respect of an Event of Default under Sections 9(h), 9(i) and 9(j) and 11(k)(vi), any termination of this Agreement pursuant to this Section 11(k) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Buyer contained in Sections 2 and 3 hereof, the indemnification provisions set forth in Section 8 hereof and the agreements and covenants set forth in Section 11, shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall affect the Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

        (l)    No Financial Advisor, Placement Agent, Broker or Finder.    The Company represents and warrants to the Buyer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Buyer represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

        (m)    No Strict Construction.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        (n)    Remedies, Other Obligations, Breaches and Injunctive Relief.    The Buyer's remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to the Buyer under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Buyer contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Buyer's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

        (o)    Changes to the Terms of this Agreement.    This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Buyer. The term "Agreement" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

        (p)    Enforcement Costs.    If: (i) this Agreement is placed by the Buyer in the hands of an attorney for enforcement or is enforced by the Buyer through any legal proceeding; or (ii) an attorney is retained to represent the Buyer in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Buyer in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Buyer, as incurred by the Buyer, all reasonable costs and expenses including attorneys' fees incurred in connection therewith, in addition to all other amounts due hereunder.

        (q)    Failure or Indulgence Not Waiver.    No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*        *        *        *        *

        IN WITNESS WHEREOF, the Buyer and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:
A.D.A.M., INC.
By:	/s/ ROBERT S. CRAMER, JR. Name: Robert S. Cramer, Jr. Title: CEO and Chairman
BUYER:
FUSION CAPITAL FUND II, LLC
BY:	FUSION CAPITAL PARTNERS, LLC
BY:	SGM HOLDINGS CORP.
By:	/s/ STEVEN G. MARTIN Name: Steven G. Martin Title: President

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(c)	Capitalization
Schedule 3(e)	Conflicts
Schedule 3(f)	1934 Act Filings
Schedule 3(g)	Material Changes
Schedule 3(h)	Litigation
Schedule 3(l)	Intellectual Property
Schedule 3(n)	Liens
Schedule 3(r)	Certain Transactions

EXHIBITS

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Company Counsel Opinion
Exhibit C	Form of Officer's Certificate
Exhibit D	Form of Resolutions of Board of Directors of the Company
Exhibit E	Form of Secretary's Certificate
Exhibit F	Form of Letter to Transfer Agent

DISCLOSURE SCHEDULES

Schedule 3(a)—Subsidiaries
Schedule 3(c)—Capitalization
Schedule 3(e)—No Conflicts
Schedule 3(f)—1934 Act Filings
Schedule 3(g)—Absence of Certain Changes
Schedule 3(h)—Litigation
Schedule 3(l)—Intellectual Property Rights
Schedule 3(n)—Title
Schedule 3(r)—Transactions with Affiliates

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

        REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of                  , 2002, by and between A.D.A.M., INC., a Georgia corporation, (the "Company"), and FUSION CAPITAL FUND II, LLC (together with it permitted assigns, the "Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Common Stock Purchase Agreement by and between the parties hereto dated as of May 16, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement").

WHEREAS:

        A. The Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue to the Buyer (i) up to Twelve Million Dollars ($12,000,000) of the Company's common stock, par value $0.01 per share (the "Common Stock") (the "Purchase Shares"), and (ii) such number of shares of Common Stock as is required pursuant to Section 4(f) of the Purchase Agreement (the "Commitment Shares"); and

        B. To induce the Buyer to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

        1.    DEFINITIONS.

        As used in this Agreement, the following terms shall have the following meanings:

        a.    "Investor" means the Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

        b.    "Person" means any person or entity including any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

        c.    "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the "SEC").

        d.    "Registrable Securities" means the Purchase Shares which have been, or which may from time to time be, issued or issuable upon purchases of the Available Amount under the Purchase Agreement (without regard to any limitation or restriction on purchases) and the Commitment Shares issued or issuable to the Investor and any shares of capital stock issued or issuable with respect to the Purchase Shares, the Commitment Shares or the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Purchase Agreement.

        e.    "Registration Statement" means the registration statement of the Company which the Company has agreed to file pursuant to Section 4(a) of the Purchase Agreement with respect to the sale of the Registrable Securities.

        2.    REGISTRATION.

        a.    Mandatory Registration. The Company shall use reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date as of which the Investor may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which (A) the Investor shall have sold all the Registrable Securities and no available amount remains under the Purchase Agreement (the "Registration Period"). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

        b.    Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the 1933 Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC. The Investor shall use its reasonable best efforts to comment upon such prospectus within one (1) Trading Day from the date the Investor receives the final version of such prospectus.

        c.    Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement or file a new registration statement (a"New Registration Statement"), so as to cover all of such Registrable Securities as soon as practicable, but in any event not later than ten (10) Trading Days after the necessity therefor arises. The Company shall use it reasonable best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof.

        3.    RELATED OBLIGATIONS.

        With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2(c) including on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

        a.    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

        b.    The Company shall permit the Investor to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements thereto at least two (2) Trading Days prior to their filing with the SEC, and not file any document in a form to which Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within two (2) Trading Days from the date the Investor receives the final version thereof. The Company shall furnish to the Investor, without charge any correspondence from the SEC or the staff of

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the SEC to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

        c.    Upon request of the Investor, the Company shall furnish to the Investor, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such registration statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any registration statement, ten (10) copies of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor.

        d.    The Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

        e.    As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Investor in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request). The Company shall also promptly notify the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to any registration statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate.

        f.      The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

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        g.    The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

        h.    The Company shall cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates to be in such denominations or amounts as the Investor may reasonably request and registered in such names as the Investor may request.

        i.      The Company shall at all times provide a transfer agent and registrar with respect to its Common Stock.

        j.      If reasonably requested by the Investor, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Investor believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any registration statement.

        k.    The Company shall use its reasonable best efforts to cause the Registrable Securities covered by the any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

        l.      Within one (1) Trading Day after any registration statement which includes the Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such registration statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

        m.    The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to any registration statement.

        4.    OBLIGATIONS OF THE INVESTOR.

        a.    The Company shall notify the Investor in writing of the information the Company reasonably requires from the Investor in connection with any registration statement hereunder. The Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

        b.    The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement hereunder.

        c.    The Investor agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly

4

deliver shares of Common Stock without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled.

        5.    EXPENSES OF REGISTRATION.

        All reasonable expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

        6.    INDEMNIFICATION.

        a.    To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, the directors, officers, partners, employees, agents, representatives of the Investor and each Person, if any, who controls the Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any superceded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or

5

omission of material fact contained in the superceded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

        b.    In connection with the Registration Statement or any New Registration Statement, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Investor set forth on Exhibit B attached hereto and furnished to the Company by the Investor expressly for use in connection with such registration statement; and, subject to Section 6(d), the Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

        c.    Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or

6

Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

        d.    The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

        e.    The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

        7.    CONTRIBUTION.

        To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

        8.    REPORTS AND DISCLOSURE UNDER THE SECURITIES ACTS.

        With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

        a.    make and keep public information available, as those terms are understood and defined in Rule 144;

        b.    file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

        c.    furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company,

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and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

        9.    ASSIGNMENT OF REGISTRATION RIGHTS.

        The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights under this Agreement without the written consent of the Company, other than to an affiliate of the Investor controlled by Steven G. Martin or Joshua B. Scheinfeld.

        10.    AMENDMENT OF REGISTRATION RIGHTS.

        Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

        11.    MISCELLANEOUS.

        a.    A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

        b.    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

  If to the Company:

    A.D.A.M., Inc
    1600 RiverEdge Parkway, Suite 800
    Atlanta, Georgia 30328
    Telephone: 770-541-5003
    Facsimile: 770-989-4970
    Attention: Robert S. Cramer Jr.

  With a copy to:

    Smith, Gambrell & Russell, LLP
    1230 Peachtree Street, N.E., Suite 3100
    Atlanta, Georgia 30309-3592
    Telephone: 404-815-3623
    Facsimile: 404-685-6923
    Attention: Richard G. Greenstein

  If to the Investor:

    Fusion Capital Fund II, LLC
    222 Merchandise Mart Plaza, Suite 9-112
    Chicago, IL 60654
    Telephone: 312-644-6644
    Facsimile: 312-644-6244
    Attention: Steven G. Martin

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or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

        c.    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

        d.    The corporate laws of the State of Georgia shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the City of Chicago, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

        e.    This Agreement, and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

        f.      Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

        g.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        h.    This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

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        i.      Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        j.      The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

        k.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

10

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:
A.D.A.M., INC.
By:

Name:
Title:
BUYER:
FUSION CAPITAL FUND II, LLC BY: FUSION CAPITAL PARTNERS, LLC BY: SGM HOLDINGS CORP.
By:

Name: Steven G. Martin
Title: President

11

EXHIBIT A

TO REGISTRATION RIGHTS AGREEMENT

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Date]

[TRANSFER AGENT]

Re: [	]

Ladies and Gentlemen:

        We are counsel to [                        ], a                        corporation (the "Company"), and have represented the Company in connection with that certain Common Stock Purchase Agreement, dated as of                  , 200  (the "Purchase Agreement"), entered into by and between the Company and Fusion Capital Fund II, LLC (the "Buyer") pursuant to which the Company has agreed to issue to the Holder shares of the Company's Common Stock, par value $       per share (the "Common Stock"), in an amount up to             Million Dollars ($    ,000,000) (the "Purchase Shares"), in accordance with the terms of the Purchase Agreement. Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of                 , 200  , with the Buyer (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Purchase Shares, and the Commitment Shares under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Purchase Agreement and the Registration Rights Agreement, on                  , 200  , the Company filed a Registration Statement (File No. 333-          ) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the sale of the Purchase Shares, and the Commitment Shares.

        In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at 5:00 P.M. on                 , 200  and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Purchase Shares, and the Commitment Shares are available for sale under the 1933 Act pursuant to the Registration Statement.

        The Buyer has confirmed it shall comply with all securities laws and regulations applicable to it including applicable prospectus delivery requirements upon sale of the Purchase Shares, and the Commitment Shares.

Very truly yours, [Company Counsel]
By:

CC: Fusion Capital Fund II, LLC

EXHIBIT B

TO REGISTRATION RIGHTS AGREEMENT

Information About The Investor Furnished To The Company By The Investor
Expressly For Use In Connection With The Registration Statement

EXHIBIT B

FORM OF COMPANY COUNSEL OPINION

        Capitalized terms used herein but not defined herein, have the meaning set forth in the Common Stock Purchase Agreement. Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

        1.    The Company is a corporation existing and in good standing under the laws of the State of            . The Company is qualified to do business as a foreign corporation and is in good standing in the States of            .

        2.    The Company has the corporate power to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party. The Company has the corporate power to conduct its business as, to the best of our knowledge, it is now conducted, and to own and use the properties owned and used by it.

        3.    The execution, delivery and performance by the Company of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company. The execution and delivery of the Transaction Documents by the Company, the performance of the obligations of the Company thereunder and the consummation by it of the transactions contemplated therein have been duly authorized and approved by the Company's Board of Directors and no further consent, approval or authorization of the Company, its Board of Directors or its stockholders is required. The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and are the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, liquidation or similar laws relating to, or affecting creditor's rights and remedies.

        4.    The execution, delivery and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions contemplated thereby including the offering, sale and issuance of the Commitment Shares, and the Purchase Shares in accordance with the terms and conditions of the Common Stock Purchase Agreement, and fulfillment and compliance with terms of the Transaction Documents, does not and shall not: (i) conflict with, constitute a breach of or default (or an event which, with the giving of notice or lapse of time or both, constitutes or could constitute a breach or a default), under (a) the Articles of Incorporation or the Bylaws of the Company, (b) any material agreement, note, lease, mortgage, deed or other material instrument to which to our knowledge the Company is a party or by which the Company or any of its assets are bound, (ii) result in any violation of any statute, law, rule or regulation applicable to the Company, or (iii) to our knowledge, violate any order, writ, injunction or decree applicable to the Company or any of its subsidiaries.

        5.    The issuance of the Purchase Shares and Commitment Shares pursuant to the terms and conditions of the Transaction Documents has been duly authorized.             shares of Common Stock have been properly reserved for issuance under the Common Stock Purchase Agreement. When issued and paid for in accordance with the Common Stock Purchase Agreement, the Purchase Shares shall be validly issued, fully paid and non-assessable, to our knowledge, free of all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights.     To our knowledge, the execution and delivery of the Registration Rights Agreement do not, and the performance by the Company of its obligations thereunder shall not, give rise to any rights of any other person for the registration under the Securities Act of any shares of Common Stock or other securities of the Company which have not been waived.

        6.    As of the date hereof, the authorized capital stock of the Company consists of            shares of common stock, par value $            per share, of which to our knowledge                        shares are issued and outstanding. Except as set forth on Schedule 3(c) of the Common Stock Purchase

Agreement, to our knowledge, there are no outstanding shares of capital stock or other securities convertible into or exchangeable or exercisable for shares of the capital stock of the Company.

        7.    Assuming the accuracy of the representations and your compliance with the covenants made by you in the Transaction Documents, the offering, sale and issuance of the Commitment Shares to you pursuant to the Transaction Documents is exempt from registration under the 1933 Act and the securities laws and regulations of the State of                        .

        8.    Other than that which has been obtained and completed prior to the date hereof, no authorization, approval, consent, filing or other order of any federal or state governmental body, regulatory agency, or stock exchange or market, or any court, or, to our knowledge, any third party is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents or for the Company to issue and sell the Purchase Shares as contemplated by the Transaction Documents.

        9.    The Common Stock is registered pursuant to Section 12(g) of the 1934 Act. To our knowledge, since January 1, 2001, the Company has been in compliance with the reporting requirements of the 1934 Act applicable to it. To our knowledge, since January 1, 2001, the Company has not received any written notice from the Principal Market stating that the Company has not been in compliance with any of the rules and regulations (including the requirements for continued listing) of the Principal Market.

        We further advise you that to our knowledge, except as disclosed on Schedule 3(h) in the Common Stock Purchase Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, any governmental agency, any stock exchange or market, or self-regulatory organization, which has been threatened in writing or which is currently pending against the Company, any of its subsidiaries, any officers or directors of the Company or any of its subsidiaries or any of the properties of the Company or any of its subsidiaries.

        In addition, we have participated in the preparation of the SEC Documents and the Registration Statement (SEC File #            ) covering the sale of the Purchase Shares, the Commitment Shares including the prospectus dated                        , contained therein and in conferences with officers and other representatives of the Company (including the Company's independent auditors) during which the contents of the SEC Documents, the Registration Statement and related matters were discussed and reviewed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the SEC Documents or the Registration Statement, on the basis of the information that was developed in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law, nothing came to our attention that caused us to believe that the SEC Documents or the Registration Statement (other than the financial statements and schedules and the other financial and statistical data included therein, as to which we express no belief), as of their dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C

FORM OF OFFICER'S CERTIFICATE

        This Officer's Certificate ("Certificate") is being delivered pursuant to Section 7(e) of that certain Common Stock Purchase Agreement dated as of                        , ("Common Stock Purchase Agreement"), by and between                        , a             corporation (the "Company"), and FUSION CAPITAL FUND II, LLC (the "Buyer"). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

        The undersigned,                        ,                         of the Company, hereby certifies as follows:

          1.    I am the                        of the Company and make the statements contained in this Certificate;

          2.    The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of the Common Stock Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date);

          3.    The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

          4.    The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

        IN WITNESS WHEREOF, I have hereunder signed my name on this    day of                  .

Name: Title:

        The undersigned as Secretary of            , a            corporation, hereby certifies that                        is the duly elected, appointed, qualified and acting            of                        and that the signature appearing above is his genuine signature.

Secretary

EXHIBIT D[-1]

FORM OF COMPANY RESOLUTIONS
[FOR SIGNING PURCHASE AGREEMENT]

        WHEREAS, there has been presented to the Board of Directors of                        Corporation, a                        corporation (the "Corporation") a draft of the Common Stock Purchase Agreement (the "Purchase Agreement") by and between the Corporation and Fusion Capital Fund II, LLC ("Fusion"), providing for the purchase by Fusion of up to             Million Dollars ($    ,000,000) of the Corporation's common stock, par value $                        (the "Common Stock"); and

        WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to engage in the transactions contemplated by the Purchase Agreement, including, but not limited to, the issuance of                         shares of Common Stock to Fusion as a commitment fee (the "Commitment Shares") and the sale of shares of Common Stock to Fusion up to the available amount under the Purchase Agreement (the "Purchase Shares").

Transaction Documents

        NOW, THEREFORE, BE IT RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and                        (the "Authorized Officers") are severally authorized to execute and deliver the Purchase Agreement, and any other agreements or documents contemplated thereby including, without limitation, a registration rights agreement (the "Registration Rights Agreement") providing for the registration of the shares of the Company's Common Stock issuable in respect of the Purchase Agreement on behalf of the Corporation, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

        FURTHER RESOLVED, that the terms and provisions of the Registration Rights Agreement by and among the Corporation and Fusion are hereby approved and the Authorized Officers are authorized to execute and deliver the Registration Rights Agreement (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

        FURTHER RESOLVED, that the terms and provisions of the Form of Transfer Agent Instructions (the "Instructions") are hereby approved and the Authorized Officers are authorized to execute and deliver the Instructions (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

Execution of Purchase Agreement

        FURTHER RESOLVED, that the Corporation be and it hereby is authorized to execute the Purchase Agreement providing for the purchase of common stock of the Corporation having an aggregate value of up to $                        ; and

Issuance of Common Stock

        FURTHER RESOLVED, that the Corporation is hereby authorized to issue            shares of Common Stock to Fusion Capital Fund II, LLC as Commitment Shares and that upon issuance of the Commitment Shares pursuant to the Purchase Agreement, the Commitment Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

        FURTHER RESOLVED, that the Corporation is hereby authorized to issue shares of Common Stock upon the purchase of Purchase Shares up to the available amount under the Purchase Agreement in accordance with the terms of the Purchase Agreement and that, upon issuance of the Purchase Shares pursuant to the Purchase Agreement, the Purchase Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

        FURTHER RESOLVED, that the Corporation shall initially reserve                        shares of Common Stock for issuance as Purchase Shares under the Purchase Agreement.

Approval of Actions

        FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Corporation and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Corporation to consummate the agreements referred to herein and to perform its obligations under such agreements; and

        FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

EXHIBIT D-2

[FORM OF COMPANY RESOLUTIONS APPROVING REGISTRATION STATEMENT]

        WHEREAS, there has been presented to the Board of Directors of                        , (the "Corporation") a Common Stock Purchase Agreement (the "Purchase Agreement") by and among the Corporation and Fusion Capital Fund II, LLC ("Fusion"), providing for the purchase by Fusion of up to            Million Dollars ($            ,000,000) of the Corporation's common stock, par value $    (the "Common Stock"); and

        WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has approved the Purchase Agreement and the transactions contemplated thereby and the Company has executed and delivered the Purchase Agreement to Fusion; and

        WHEREAS, in connection with the transactions contemplated pursuant to the Purchase Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the "Commission") registering the Commitment Shares (as defined in the Purchase Agreement) and the Purchase Shares (as herein defined in the Purchase Agreement) and to list the Commitment Shares and Purchase Shares on [APPLICABLE EXCHANGE];

        WHEREAS, the management of the Corporation has prepared an initial draft of a Registration Statement on Form    (the "Registration Statement") in order to register the sale of the Purchase Shares and the Commitment Shares (collectively, the "Shares"); and

        WHEREAS, the Board of Directors has determined to approve the Registration Statement and to authorize the appropriate officers of the Corporation to take all such actions as they may deem appropriate to effect the offering.

        NOW, THEREFORE, BE IT RESOLVED, that the officers and directors of the Corporation be, and each of them hereby is, authorized and directed, with the assistance of counsel and accountants for the Corporation, to prepare, execute and file with the Commission the Registration Statement, which Registration Statement shall be filed substantially in the form presented to the Board of Directors, with such changes therein as the Chief Executive Officer of the Corporation or any Vice President of the Corporation shall deem desirable and in the best interest of the Corporation and its shareholders (such officer's execution thereof including such changes shall be deemed to evidence conclusively such determination); and

        FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, with the assistance of counsel and accountants for the Corporation, to prepare, execute and file with the Commission all amendments, including post-effective amendments, and supplements to the Registration Statement, and all certificates, exhibits, schedules, documents and other instruments relating to the Registration Statement, as such officers shall deem necessary or appropriate (such officer's execution and filing thereof shall be deemed to evidence conclusively such determination); and

        FURTHER RESOLVED, that the execution of the Registration Statement and of any amendments and supplements thereto by the officers and directors of the Corporation be, and the same hereby is, specifically authorized either personally or by the Authorized Officers as such officer's or director's true and lawful attorneys-in-fact and agents; and

        FURTHER RESOLVED, that the Authorized Officers are hereby designated as "Agent for Service" of the Corporation in connection with the Registration Statement and the filing thereof with the Commission, and the Authorized Officers hereby are authorized to receive communications and notices from the Commission with respect to the Registration Statement; and

        FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to pay all fees, costs and expenses that may be incurred by the Corporation in connection with the Registration Statement; and

        FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that the Shares be qualified or registered for sale in various states; that the officers of the Corporation be, and each of them hereby is, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Shares as they may deem advisable; that said officers be, and each of them hereby is, authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and resolutions; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken; and

        FURTHER RESOLVED, that if, in any state where the securities to be registered or qualified for sale to the public, or where the Corporation is to be registered in connection with the public offering of the Shares, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted, and the Secretary is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted by the Board of Directors; and

        FURTHER RESOLVED, that the officers of the Corporation with the assistance of counsel be, and each of them hereby is, authorized and directed to take all necessary steps and do all other things necessary and appropriate to effect the listing of the Shares on the [Applicable Exchange].

Approval of Actions

        FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Corporation and to take all such steps as are deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Corporation to take all such action referred to herein and to perform its obligations incident to the registration, listing and sale of the Shares; and

        FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

EXHIBIT E

FORM OF SECRETARY'S CERTIFICATE

        This Secretary's Certificate ("Certificate") is being delivered pursuant to Section 7(k) of that certain Common Stock Purchase Agreement dated as of                         , ("Common Stock Purchase Agreement"), by and between            , a            corporation (the "Company") and FUSION CAPITAL FUND II, LLC (the "Buyer"), pursuant to which the Company may sell to the Buyer up to                        Dollars ($                        ) of the Company's Common Stock, par value $            per share (the "Common Stock"). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

        The undersigned,                        , Secretary of the Company, hereby certifies as follows:

          1.    I am the Secretary of the Company and make the statements contained in this Secretary's Certificate.

          2.    Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company's bylaws ("Bylaws") and Articles of Incorporation ("Articles"), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or shareholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Articles.

          3.    Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on                        , at which a quorum was present and acting throughout. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company's Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Common Stock Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

          4.    As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

        IN WITNESS WHEREOF, I have hereunder signed my name on this    day of                  .

Secretary

        The undersigned as                        of                         , a            corporation, hereby certifies that                        is the duly elected, appointed, qualified and acting Secretary of                        , and that the signature appearing above is his genuine signature.

EXHIBIT F

FORM OF LETTER TO THE TRANSFER AGENT FOR THE ISSUANCE OF THE
COMMITMENTS SHARES AT SIGNING OF THE PURCHASE AGREEMENT

[COMPANY LETTERHEAD]

[DATE]

[TRANSFER AGENT]

Re: Issuance of Common Shares to Fusion Capital Fund II, LLC

        Dear            ,

        On behalf of                        , (the "Company"), you are hereby instructed to issue as soon as possible            shares of our common stock in the name of Fusion Capital Fund II, LLC. I have included a true and correct copy of a unanimous written consent executed by all of the members of the Board of Directors of the Company adopting resolutions approving the issuance of these shares. The shares should be issued subject to the following restrictive legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

        The share certificate should be sent as soon as possible via overnight mail to the following address:

    Fusion Capital Fund II, LLC
    222 Merchandise Mart Plaza, Suite 9-112
    Chicago, IL 60654
    Attention: Steven Martin

        Thank you very much for your help. Please call me at                        if you have any questions or need anything further.

[COMPANY NAME]
BY:
[name] [title]

QuickLinks

COMMON STOCK PURCHASE AGREEMENT
SCHEDULES
EXHIBITS
DISCLOSURE SCHEDULES
EXHIBIT A
REGISTRATION RIGHTS AGREEMENT
EXHIBIT B
EXHIBIT C
EXHIBIT D[-1]
Execution of Purchase Agreement
EXHIBIT D-2
EXHIBIT E
EXHIBIT F